EXHIBIT 23.1


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (No. 333-60272) of our report dated April 16, 2001 (except with respect to Note 15 as to which the date is August 23, 2001) included in Interplay Entertainment Corp.'s Form 10-K/A for the year ended December 31, 2000, and to all other references to our Firm included in this registration statement.



/S/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Orange County, California
November 29, 2001